Exhibit 99.3

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. The final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents are accessible through SEDAR+. Copies of the documents may be obtained from Citigroup Global Markets Inc. by calling 1-800-831-9146 or by emailing prospectus@citi.com or from Wells Fargo Securities, LLC by calling 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

BROOKFIELD ASSET MANAGEMENT LTD.

US$600,000,000 4.653% NOTES DUE 2030

US$400,000,000 5.298% NOTES DUE 2036

FINAL TERM SHEET

November 13, 2025

Issuer:	Brookfield Asset Management Ltd.
Security:	4.653% Senior Unsecured Notes due November 15, 2030 (the “2030 Notes”) 5.298% Senior Unsecured Notes due January 15, 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”)
Format:	SEC registered
Principal Amount:	2030 Notes: US$600,000,000 2036 Notes: US$400,000,000
Trade Date:	November 13, 2025
Expected Settlement Date:	2030 Notes: November 18, 2025 (T+3) 2036 Notes: November 18, 2025 (T+3)
Maturity Date:	2030 Notes: November 15, 2030 2036 Notes: January 15, 2036
Coupon:	2030 Notes: 4.653% 2036 Notes: 5.298%

Interest Payment Dates:	2030 Notes: May 15 and November 15, commencing May 15, 2026 2036 Notes: January 15 and July 15, commencing July 15, 2026
Price to Public:	2030 Notes: 100.000% of the principal amount 2036 Notes: 99.986% of the principal amount
Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of National Instrument 44-102 – Shelf Distributions (“NI 44-102”).]
Benchmark Treasury Price & Yield:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]
Spread to Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]
Yield:	2030 Notes: 4.653% 2036 Notes: 5.298%
Denominations:	Initial denominations of US$2,000 and subsequent multiples of US$1,000
Covenants:	Change of control (put @ 101%) Negative pledge Consolidation, merger, amalgamation and sale of substantially all assets
Optional Redemption Provisions:
Make-Whole Call:

2030 Notes: Prior to October 15, 2030 (one month prior to maturity), treasury rate plus 15 basis points

2036 Notes: Prior to October 15, 2035 (three months prior to maturity), treasury rate plus 20 basis points

Par Call:

2030 Notes: At any time on or after October 15, 2030 (one month prior to maturity), at 100% of the principal amount of the 2030 Notes to be redeemed

2036 Notes: At any time on or after October 15, 2035 (three months prior to maturity), at 100% of the principal amount of the 2036 Notes to be redeemed

Use of Proceeds:	The net proceeds from the sale of the Notes will be used for general corporate purposes
CUSIP / ISIN:	2030 Notes: 113004 AB1 / US113004AB12 2036 Notes: 113004 AC9 / US113004AC94
Joint Book-Running Managers[1]:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC BNP Paribas Securities Corp. Mizuho Securities USA LLC
Co-Managers:

BMO Capital Markets Corp.

Brookfield Securities LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

The 2030 Notes and the 2036 Notes will be issued as separate series of debt securities. The 2030 Notes will be issued under a third supplemental indenture to be dated as of the date of the issuance of the 2030 Notes (the “Third Supplemental Indenture”) to a base indenture dated as of April 24, 2025 (the “Base Indenture”) (together with the Third Supplemental Indenture, the “2030 Indenture”), among Brookfield Asset Management Ltd., Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The 2036 Notes will be issued under a fourth supplemental indenture to be dated as of the date of the issuance of the 2036 Notes (the “Fourth Supplemental Indenture”) to the Base Indenture (together with the Fourth Supplemental Indenture, the “2036 Indenture”), among Brookfield Asset Management Ltd., Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The 2030 Indenture and the 2036 Indenture are together referred to as the “Indenture”. The foregoing is a summary of certain of the material attributes and characteristics of the Notes, which does not purport to be complete and is qualified in its entirety by reference to the Indenture.

No PRIIPs or UK PRIIPs key information document (KID) has been prepared as European Economic Area or UK retail investors are not targeted.

1 This offering will be made in Canada by Citigroup Global Markets Canada Inc., a broker-dealer affiliate of Citigroup Global Markets Inc. and Wells Fargo Securities Canada, Ltd., a broker-dealer affiliate of Wells Fargo Securities, LLC.

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